EXHIBIT ITEM 32.2

SECTION 906 CERTIFICATION

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

November 20, 2007

Bruce N. Warner, the Chief Financial Officer of Northern California Bancorp, Inc. certifies:

a.               that this quarterly report on Form 10-QSB/A, Amendment No. 1 for the period ended March 31, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.              that information contained in this quarterly report on Form 10-QSB/A, Amendment 1 for the period ended March 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Northern California Bancorp, Inc.

/s/ Bruce N. Warner

     Bruce N. Warner

Chief Financial Officer and

     Principal Accounting Officer